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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Amkor Technology, Inc. of our report dated January 15, 2003 relating to the financial statements of Amkor Technology Philippines, Inc. (formerly Amkor Technology Philippines (P1/P2), Inc.) which appears in the Company's Annual Report of Form 10-K for the year ended December 31, 2002.

/s/ Sycip Gorres Velayo & Co.

SYCIP GORRES VELAYO & CO.

Makati City, Philippines
April 15, 2003